CONSENT OF INDEPENDENT AUDITORS


                                                                      EXHIBIT 23

               Consent of Ernst & Young LLP, Independent Auditors
               --------------------------------------------------

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41735) pertaining to the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies of our report dated March 21, 2000, with respect to the financial statements and schedules of the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies included in this Annual Report (Form 11-K) for the fiscal year ended September 30, 1999.



                                       /s/ ERNST & YOUNG LLP


Jacksonville, Florida
March 21, 2000






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